UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 20, 2026
IP STRATEGY HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-42411	83-4558219
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9668 Bujacich Road Gig Harbor, Washington	98332
(Address of Principal Executive Offices)	(zip code)

(253) 509-0008
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 20, 2026, IP Strategy Holdings, Inc. (the “Company”) received a notice from the Nasdaq Stock Market LLC (“Nasdaq”), indicating that the Company’s common stock, par value $0.0001 per share (the “Common Stock”), did not meet the minimum bid price required set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the closing bid price for the Common Stock was below $1.00 per share for thirty (30) consecutive business days. Although issuers are typically provided a 180-calendar-day compliance period to regain compliance with the Minimum Bid Price Requirement, the notice further stated that, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for any compliance period because the Company effected a reverse stock split within the prior one-year period, specifically a 1-for-20 reverse stock split effected on November 5, 2025.
The Company expects to file with Nasdaq an appeal of the Nasdaq staff’s delisting determination no later than March 27, 2026, following which Nasdaq will schedule a hearing on the appeal. The Company’s filing of an appeal will stay the delisting of the Common Stock. In anticipation of its filing with Nasdaq of an appeal, on March 20, 2026, the Company filed with the SEC a proxy statement for a special meeting of its stockholders as of record on March 19, 2026 to be held on April 10, 2026 to consider a proposal to authorize a reverse stock split of the Common Stock at a ratio ranging from 1:3 to 1:20, the actual ratio to be determined by the Company’s board of directors. If the proposed reverse stock split is approved by the Company’s stockholders at the special meeting, the Company expects promptly to effect a reverse stock split of the Common Stock at a ratio that will allow the bid price of the Common Stock to close at or above $1.00 per share. However, there can be no assurance that there will be sufficient time for the Common Stock to reach and exceed such bid price for a minimum of ten (10) consecutive business days prior the scheduled Nasdaq hearing, there can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement prior to the Company’s hearing before the Nasdaq Hearings Panel (the “Panel”), or that the Panel will grant the Company an additional extension of time to regain Bid Price compliance.
Forward-Looking Statements
This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words like “believe,” “intend,” “will,” and “would” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Any such statements in this report that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, but are not limited to, the Company’s intention to timely file an appeal of Nasdaq’s determination to delist the Common Stock, the Company’s intention to hold a special meeting of stockholders to approve a proposed reverse stock split of the Common Stock and the Company’s expectation that the Company’s stockholders will approve such proposal, the Company’s intention to effect a reverse stock split of the Common Stock prior to the hearing of the Company’s appeal of the proposed delisting of the Common Stock and the Company’s expectation that a reverse stock split will allow the Company to regain compliance with the Minimum Bid Price Requirement.
Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what is currently known about its business and operations, there can be no assurance that actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ materially from its expectations or beliefs are disclosed in the “Risk Factors” section, as well as other sections, of its reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2024, its subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other filings. All forward-looking statements speak only as of the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2026	IP STRATEGY HOLDINGS, INC.

	By:	/s/ Justin Stiefel
Justin Stiefel
Chief Executive Officer
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